Exhibit 99.1

IMPORTANT VOTING ADVISORY FOR JUNE 4, 2015 ANNUAL MEETING
Only WHITE proxy card votes will be counted in director election

Dissident stockholders seek to sow confusion over nomination rights

BUFFALO GROVE, IL - May 18, 2015 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the "Company") today repeated the following important voting advisory for its Annual Meeting of Stockholders scheduled for June 4, 2015 in light of public statements by Lee Keddie and Kevin Casey intended to create confusion over their ability to nominate directors at the Company's Annual Meeting.
The Company has repeatedly advised Messrs. Keddie and Casey that because they have failed to comply with the advance notice provisions of the Company's bylaws they will not be permitted to make nominations at the Annual Meeting, and that votes cast for directors on their gold proxy card will not be counted at the Annual Meeting. Messrs. Keddie and Casey nonetheless continue to solicit stockholder votes on their gold proxy card without disclosing to stockholders that votes on the gold card will not count. Accordingly, the Company is repeating this voting advisory to ensure that Essex stockholders properly exercise their voting rights.
Essex stockholders intending to vote for the election of directors at the 2015 Annual Meeting by the granting of a proxy should note that only votes for directors cast on the Company's WHITE proxy card will be counted at the Annual Meeting. Votes for directors cast on any other proxy card, including the gold proxy card solicited by Lee Keddie and Kevin Casey, will not be counted.
Accordingly, to exercise your right as a stockholder to vote for nominees for director at the Annual Meeting, you should sign, date and return the WHITE proxy card included with the Company's proxy statement mailed to you on or about April 30, 2015. For the director election, you should disregard any other proxy cards you may have received or may receive in the future, including Messrs. Keddie's and Casey's gold proxy card, purporting to allow you to vote for nominees for director at the Annual Meeting, as all other proxy cards are invalid for use, and will not be accepted, in the director election at the Annual Meeting.
Notwithstanding the inability of Messrs. Keddie and Casey to make nominations at the Annual Meeting for failure to comply with the Company's bylaws, the Company's Board of Directors has invited Mr. Keddie and his fellow purported nominee, John Climaco, to join the Board on June 4, 2015. The offer to join the Board was made 10 days ago but Messrs. Keddie and Casey have yet to respond to the offer, which remains open.
The Company's Proxy Statement and our 2014 Annual Report on Form 10-K to Stockholders are available at:
http://www.viewproxy.com/essexrental/2015

If you have any questions or require assistance in voting your WHITE proxy card, please contact our proxy solicitor, Alliance Advisors LLC, at:

Alliance Advisors LLC
www.allianceadvisorsllc.com
200 Broadacres Dr. #3
Bloomfield, NJ 07003
(973) 655-9200

Exhibit 99.1

About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com